Exhibit 99.1

Investor Update - October 21, 2024

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

Certain financial information provided in this exhibit (“non-GAAP financial figures”) is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. Air Group is not able to reconcile certain forward looking non-GAAP financial figures without unreasonable effort because the adjusting items will not be known until the end of the indicated future periods and could be significant. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

FINANCIAL UPDATE
Following Air Group’s acquisition of Hawaiian Holdings, Inc. ("Hawaiian") on September 18, 2024, our third quarter results will reflect consolidated financial and operational performance. We now expect our Q3 2024 combined results to be on the better end of our previously guided EPS range, inclusive of 13 days of Hawaiian's results. We expect to report the industry’s best adjusted pre-tax margin performance for the quarter, both on a legacy Air Group, and combined basis. EPS and margin performance was driven by strong Alaska results, with positive revenue and cost performance in the quarter. Revenue trends experienced throughout the third quarter are continuing into the fourth quarter, with strong advanced booking performance for both the Alaska and Hawaiian networks.

Air Group also recently completed the funding of its $2.0 billion loyalty financing. Approximately $1.5 billion will be used to refinance other high-yielding debt in October, including $985 million of HawaiianMiles 11.0% Senior Secured Notes and approximately $513 million of other secured debt with rates a few hundred basis points above the 5.7% weighted average cost of our loyalty financing. Altogether, these refinancings are expected to result in annualized interest cost savings of over $35 million for the combined company.

With the closing of our acquisition of Hawaiian Airlines late in the third quarter, Air Group now expects to publish its consolidated Q3 2024 earnings release and fourth quarter guidance on October 31, 2024. Our earnings release will include additional supplemental information beyond our normal release, including more MD&A of Q3 results, Q4 expectations, and written Q&A.
Given the proximity to our upcoming Investor Day scheduled for December 10th in New York, where further detail about the future plans and financial performance of the combined company will be shared, we do not plan to hold a third quarter earnings conference call. The investor relations team will also be available for additional communication following the release.